Exhibit 99.1

DRAFT DRATDDD

Press Release

First 2024 Operating Results
FOR IMMEDIATE RELEASE

CTO Realty Growth Reports First

Quarter 2026 Operating and Financial Results

– Completed an $81.6 Million Acquisition –

– $6.2 Million Signed-Not-Open Pipeline at Quarter-End –

– Raises 2026 Investment Guidance to $175 Million to $250 Million –

– Increases 2026 Core FFO Per Diluted Share Guidance to $2.06 to $2.11 –

WINTER PARK, FL – April 28, 2026 – CTO Realty Growth, Inc. (NYSE: CTO) (the “Company” or “CTO”), an owner and operator of shopping centers located primarily in higher-growth markets, today announced its operating and financial results for the quarter ended March 31, 2026. Net Income attributable to common stockholders was $0.13 per diluted share for the first quarter.

First Quarter 2026 Highlights

◾Core Funds from Operations (“Core FFO”) attributable to common stockholders of $0.52 per diluted share.
◾Adjusted Funds from Operations (“AFFO”) attributable to common stockholders of $0.56 per diluted share.
◾Shopping center same-property net operating income (“NOI”) increased by 6.8%. Excluding certain non-recurring recovery benefits, shopping center same property NOI increased by 4.2% versus the comparable 2025 period.
◾Executed 146,000 square feet of comparable retail leases at a positive cash rent spread of 14%.
◾Acquired Palms Crossing, a 399,000 square foot open-air retail center located in McAllen, Texas, for $81.6 million.
◾Watters Creek preferred investment of $30.0 million was repaid in full.

Subsequent Event

◾On April 17, 2026, invested $75.0 million of preferred equity in a Class A premier retail property located in the Southwest. The investment generates a 12.0% initial cash yield with a two-year term.

“We’re off to a strong start in 2026 on all fronts, with robust leasing, strong same-center NOI growth, and an acquisition of a high-quality open-air retail center in Texas, one of our core markets,” stated John P. Albright, President and Chief Executive Officer of CTO Realty Growth. “Further, we see meaningful tailwinds in the coming quarters driven by our $6.2 million SNO pipeline, which represents 5.5% of in-place cash ABR. We are particularly pleased with our acquisition of Palms Crossing which aligns well with our strategy to acquire high-quality, well-located retail centers with embedded future rent growth and anchored by strong national retailers.”

Financial Results

(in thousands, except per share data)	1Q 2026	1Q 2025
Net Income	$6,205	$2,261
Net Income per Common Share - Diluted	$0.13	$0.01

Core FFO	$16,931	$14,445
Core FFO per Common Share - Diluted	$0.52	$0.46

AFFO	$18,238	$15,521
AFFO per Common Share - Diluted	$0.56	$0.49

Metrics reflect amounts attributable to common stockholders. Refer to “Non-GAAP Financial Measures” for definitions and additional detail. Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are provided in the tables accompanying this press release.

First Quarter Portfolio Performance

Retail Leasing Activity

◾	The Company executed 25 new leases, renewals and extensions totaling 153,000 square feet. On a comparable space basis, the Company executed 146,000 square feet of leases at an average cash rent spread increase of 14%.

Same Property NOI

◾	Shopping center same property NOI increased by 6.8% versus the comparable 2025 period. Excluding certain non-recurring recovery benefits, shopping center same property NOI increased by 4.2% versus the comparable 2025 period.
◾	Including other/non-core properties, same-property NOI increased by 3.4% for the first quarter. This growth was impacted by one tenant vacating 98,000 of our 212,000 square feet Albuquerque, New Mexico property in December 2025, which more than offset the non-recurring recovery benefits recorded in the quarter. As previously announced, this vacancy was leased by the State of New Mexico which is expected to comment paying rent in late 2026.

Occupancy

◾	As of March 31, 2026, total property portfolio leased occupancy was 95.4%, up 160 basis points compared to March 31, 2025, and a decrease of 50 basis points compared to December 31, 2025.
◾	As of March 31, 2026, same-property shopping center portfolio leased occupancy was 95.0%, up 30 basis points compared to March 31, 2025.

First Quarter Investment and Disposition Activity

Investment Activity

◾	The Company acquired Palms Crossing, a 399,000 square foot open-air retail center located in McAllen, Texas, for a purchase price of $81.6 million. Palms Crossing is currently 98% leased, anchored by Best Buy, Hobby Lobby, Burlington Coat Factory, Barnes & Noble and Nike. The Property is located on 47 acres, and features two pad sites for potential future development opportunities.

Disposition & Structured Investment Repayment Activity

◾	The Company’s preferred investment in Watters Creek Village, a grocery-anchored, mixed-use property located in Allen, Texas, was repaid in full for $30.0 million.

Balance Sheet and Liquidity

Balance sheet highlights as of March 31, 2026, included:

◾	Total liquidity of $124.3 million, consisting of $116.0 million of undrawn commitments and $8.3 million of cash on hand.
◾	Total borrowings of $651.8 million at a weighted average interest rate of 4.6%, including $634.0 million of unsecured borrowings and a $17.8 million mortgage payable.
◾	Net Debt to Pro Forma Adjusted EBITDA of 6.4 times.
◾	During the quarter ended March 31, 2026, the Company issued 733,883 common shares under its common stock ATM program at a weighted average gross price of $19.59 per share, for total net proceeds of $14.2 million.
◾	The Company’s only 2026 loan maturity is a $17.8 million mortgage note payable, maturing in August at an interest rate of 4.06%.
◾	Classified Madison Yards located in Atlanta, Georgia as held for sale with an expected close in May.

2026 Outlook

The Company is revising its 2026 outlook. The Company’s 2026 guidance is based on current plans and a number of assumptions and is subject to risks and uncertainties, many of which are outside the Company’s control, and are more fully described in this press release and in the Company's reports filed with the U.S. Securities and Exchange Commission.

The Company has raised its 2026 outlook as follows:

(Unaudited)	Current	Previous
Core FFO per Common Share - Diluted	$2.06 to $2.11	$1.98 to $2.03
AFFO per Common Share - Diluted	$2.19 to $2.24	$2.11 to $2.16

Metrics above reflect amounts attributable to common stockholders.

The Company’s revised 2026 outlook includes but is not limited to the following assumptions (dollars in millions):

	Current	Previous
Investment Volume, Including Commercial Loans & Structured Investments	$175 to $250	$100 to $200
Same-Property NOI Growth for Shopping Centers	Unchanged	3.5% to 4.5%
General & Administrative Expenses	$19.7 to $20.2	$19.5 to $20.0

Reconciliation of the outlook range of the Company’s 2026 estimated Net Income Attributable to the Company per Diluted Share to estimated Core FFO Attributable to Common Stockholders per Diluted Share, and AFFO Attributable to Common Stockholders per Diluted Share:

	Revised 2026 Outlook
(Unaudited)	Low	High
Net Income Attributable to the Company per Common Share - Diluted	$0.53	$0.59
Depreciation and Amortization of Real Estate	1.90	1.90
Provision for Impairment and Adjustment to CECL Reserve (1)	(0.01)	(0.01)
Realized and Unrealized Loss (Gain) on Investment Securities (1)	(0.06)	(0.06)
Funds from Operations, per Common Share - Diluted	$2.36	$2.42
Distributions to Preferred Stockholders	(0.21)	(0.21)
Funds From Operations Attributable to Common Stockholders per Common Share - Diluted	$2.15	$2.21
Amortization of Intangibles to Lease Income	(0.09)	(0.10)
Core FFO Attributable to Common Stockholders per Common Share - Diluted	$2.06	$2.11
Adjustments:
Straight-Line Rent Adjustment	(0.04)	(0.04)
Other Depreciation and Amortization	-	-
Amortization of Loan Costs and Capitalized Interest	0.03	0.03
Non-Cash Compensation	0.14	0.14
AFFO Attributable to Common Stockholders per Common Share - Diluted	$2.19	$2.24

(1)

Provision for Impairment and Adjustment to CECL Reserve and Realized and Unrealized Loss (Gain) on Investment Securities represents the actual adjustment for the three months ended March 31, 2026. The Company’s outlook excludes projections related to these measures.

Earnings Conference Call & Webcast

The Company will host a conference call to present its operating results for the first quarter ended March 31, 2026, on Wednesday, April 29, 2026 at 9:00 AM ET.

A live webcast of the call will be available on the Investor Relations page of the Company’s website at www.ctoreit.com or at the link provided in the event details below. To access the call by phone, please go to the registration link provided in the event details below and you will be provided with dial-in details.

Event Details:

Webcast:https://edge.media-server.com/mmc/p/7a2jh3xw

Registration:https://register-conf.media-server.com/register/BI44d0a9de51204a7a9115883fa90899d4

We encourage participants to register and dial into the conference call at least fifteen minutes ahead of the scheduled start time. A replay of the earnings call will be archived and available online through the Investor Relations section of the Company’s website at www.ctoreit.com.

About CTO Realty Growth, Inc.

CTO Realty Growth, Inc. is a publicly traded real estate investment trust that owns and operates a portfolio of high-quality shopping centers, located primarily in higher growth markets in the United States. CTO also externally manages and owns a meaningful interest in Alpine Income Property Trust, Inc. (NYSE: PINE), a publicly traded net lease REIT.

We encourage you to review our most recent investor presentation and supplemental financial information, which is available on our website at www.ctoreit.com.

Contact:Investor Relations

ir@ctoreit.com

Safe Harbor

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by words such as “outlook,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions, as well as variations or negatives of these words.

Although forward-looking statements are made based upon management’s present expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include, but are not limited to: the Company’s ability to remain qualified as a REIT; the Company’s exposure to U.S. federal and state income tax law changes, including changes to the REIT requirements; general adverse economic and real estate conditions; macroeconomic and geopolitical factors, including but not limited to inflationary pressures, interest rate volatility, distress in the banking sector, global supply chain disruptions, and ongoing geopolitical war; credit risk associated with the Company investing in commercial loans and similarly structured investments; the ultimate geographic spread, severity and duration of pandemics such as the COVID-19 Pandemic and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company’s financial condition and results of operations; the inability of major tenants or borrowers to continue paying their rent or obligations due to bankruptcy, insolvency or a general downturn in their business; the loss or failure, or decline in the business or assets of PINE; the completion of 1031 exchange transactions; the availability of investment properties that meet the Company’s investment goals and criteria; the uncertainties associated with obtaining required governmental permits and satisfying other closing conditions for planned acquisitions and sales; and the uncertainties and risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and other risks and uncertainties discussed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Non-GAAP Financial Measures

Our reported results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also disclose Funds From Operations (“FFO”), Core Funds From Operations (“Core FFO”), Adjusted Funds From Operations (“AFFO”), Pro Forma Earnings Before Interest, Taxes, Depreciation and Amortization (“Pro Forma Adjusted EBITDA”), and Same-Property Net Operating Income (“Same-Property NOI”), each of which are non-GAAP financial measures. We believe these non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operating activities as reported on our statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT.

NAREIT defines FFO as GAAP net income or loss adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and impairments associated with the current expected credit losses on commercial loans and investments at the time of origination and repayment, including the pro rata share of such adjustments of unconsolidated subsidiaries. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of investment securities, in addition to the mark-to-market of the Company’s investment securities. To derive Core FFO, we modify the NAREIT computation of FFO to include other adjustments to GAAP net income related to gains and losses recognized on the extinguishment of debt, amortization of above- and below-market lease related intangibles, and other unforecastable market- or transaction-driven non-cash items. To derive AFFO, we further modify the NAREIT computation of FFO and Core FFO to include other adjustments to GAAP net income related to non-cash revenues and expenses such as straight-line rental revenue, non-cash compensation, and other non-cash amortization. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. We use AFFO as one measure of our performance when we formulate corporate goals.

To derive Pro Forma Adjusted EBITDA, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the current expected credit losses on commercial loans and investments at the time of origination and repayment, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items, and other non-cash income or expense. The Company also excludes the gains or losses from sales of assets incidental to the primary business of the REIT which specifically include the sales of investment securities, in addition to the mark-to-market of the Company’s investment securities. Cash interest expense is also excluded from Pro Forma Adjusted EBITDA, and GAAP net income or loss is adjusted for the annualized impact of acquisitions, dispositions and other similar activities.

To derive Same-Property NOI, GAAP net income or loss attributable to the Company is adjusted to exclude real estate related depreciation and amortization, as well as extraordinary items (as defined by GAAP) such as net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets, impairments associated with the current expected credit losses on commercial loans and investments at the time of origination and repayment, including the pro rata share of such adjustments of unconsolidated subsidiaries, non-cash revenues and expenses such as straight-line rental revenue, amortization of deferred financing costs, gains and losses recognized on the extinguishment of debt, above- and below-market lease related intangibles, non-cash compensation, other non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items, and other non-cash income or expense. Interest expense, general and administrative expenses, investment and other income or loss, income tax benefit or expense, management fee income, and interest income from commercial loans and investments are also excluded from Same-Property NOI. GAAP net income or loss is further adjusted to remove the impact of properties that were not owned for the full current and prior year reporting periods presented. Cash rental income received under the leases pertaining to the Company’s assets that are presented as commercial loans and investments in accordance with GAAP is also used in lieu of the interest income equivalent.

FFO is used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers primarily because it excludes the effect of real estate depreciation and amortization and net gains or losses on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. We believe that Core FFO and AFFO are additional useful supplemental measures for investors to consider because they will help them to better assess our operating performance without the distortions created by other non-cash revenues or expenses. We also believe that Pro Forma Adjusted EBITDA is an additional useful supplemental measure for investors to consider as it allows for a better assessment of our operating performance without the distortions created by other non-cash revenues, expenses or certain effects of the Company’s capital structure on our operating performance. We use Same-Property NOI to compare the operating performance of our assets between periods. It is an accepted and important measurement used by management, investors and analysts because it includes all property-level revenues from the Company’s properties, less operating and maintenance expenses, real estate taxes and other property-specific expenses (“Net Operating Income” or “NOI”) of properties that have been owned and stabilized for the entire current and prior year reporting periods. Same-Property NOI attempts to eliminate differences due to the acquisition or disposition of properties during the particular period presented, and therefore provides a more comparable and consistent performance measure for the comparison of the Company’s properties. FFO, Core FFO, AFFO, Pro Forma Adjusted EBITDA, and Same-Property NOI may not be comparable to similarly titled measures employed by other companies.

CTO Realty Growth, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of
	(Unaudited) March 31, 2026	December 31, 2025
ASSETS
Real Estate:
Land, at Cost	$278,594	$289,012
Building and Improvements, at Cost	778,031	766,371
Other Furnishings and Equipment, at Cost	923	923
Construction in Process, at Cost	4,913	4,091
Total Real Estate, at Cost	1,062,461	1,060,397
Less, Accumulated Depreciation	(110,422)	(107,268)
Real Estate—Net	952,039	953,129
Land and Development Costs	—	300
Intangible Lease Assets—Net	86,479	84,710
Assets Held for Sale	72,126	—
Investment in Alpine Income Property Trust, Inc.	44,488	41,324
Commercial Loans and Investments	80,713	104,804
Cash and Cash Equivalents	8,282	6,467
Restricted Cash	10,587	34,652
Deferred Income Taxes—Net	2,309	2,309
Other Assets	42,644	36,207
Total Assets	$1,299,667	$1,263,902
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts Payable	$1,852	$1,709
Accrued and Other Liabilities	23,386	28,185
Deferred Revenue	16,911	18,802
Intangible Lease Liabilities—Net	32,562	31,486
Income Taxes Payable	61	29
Long-Term Debt—Net	649,532	616,345
Total Liabilities	724,304	696,556
Commitments and Contingencies
Stockholders’ Equity:
Preferred Stock – 100,000,000 shares authorized; $0.01 par value, 6.375% Series A Cumulative Redeemable Preferred Stock, $25.00 Per Share Liquidation Preference, 4,713,069 shares issued and outstanding at March 31, 2026 and December 31, 2025	47	47
Common Stock – 500,000,000 shares authorized; $0.01 par value, 33,293,471 shares issued and outstanding at March 31, 2026 and 32,372,291 shares issued and outstanding at December 31, 2025	333	324
Additional Paid-In Capital	396,749	382,494
Retained Earnings	176,442	184,886
Accumulated Other Comprehensive Income (Loss)	1,792	(405)
Total Stockholders’ Equity	575,363	567,346
Total Liabilities and Stockholders’ Equity	$1,299,667	$1,263,902

CTO Realty Growth, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except share, per share and dividend data)

	Three Months Ended March 31,
	2026	2025
Revenues
Income Properties	$36,580	$31,672
Management Fee Income	1,349	1,178
Interest Income From Commercial Loans and Investments	3,244	2,961
Total Revenues	41,173	35,811
Direct Cost of Revenues
Income Properties	(10,168)	(8,891)
Total Direct Cost of Revenues	(10,168)	(8,891)
General and Administrative Expenses	(5,077)	(4,683)
Provision for Impairment and Adjustment to CECL Reserve	321	—
Depreciation and Amortization	(15,956)	(14,364)
Total Operating Expenses	(30,880)	(27,938)
Total Operating Income	10,293	7,873
Investment and Other Income	3,243	575
Interest Expense	(7,271)	(6,136)
Income Before Income Tax Expense	6,265	2,312
Income Tax Expense	(60)	(51)
Net Income Attributable to the Company	6,205	2,261
Distributions to Preferred Stockholders	(1,878)	(1,878)
Net Income Attributable to Common Stockholders	$4,327	$383

Per Share Information:
Basic and Diluted Net Income Attributable to Common Stockholders	$0.13	$0.01

Weighted Average Number of Common Shares
Basic	32,519,156	31,552,973
Diluted	32,522,938	31,595,431

Dividends Declared and Paid - Preferred Stock	$0.40	$0.40
Dividends Declared and Paid - Common Stock	$0.38	$0.38

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Funds from Operations, Core Funds from Operations, and Adjusted Funds from Operations

Attributable to Common Stockholders

(Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Net Income Attributable to the Company	$6,205	$2,261
Adjustments:
Depreciation and Amortization of Real Estate	15,938	14,346
Provision for Impairment and Adjustment to CECL Reserve	(321)	—
Realized and Unrealized Loss (Gain) on Investment Securities	(2,103)	165
Funds from Operations	$19,719	$16,772
Distributions to Preferred Stockholders	(1,878)	(1,878)
Funds From Operations Attributable to Common Stockholders	$17,841	$14,894
Adjustments:
Amortization of Intangibles to Lease Income	(910)	(449)
Core Funds From Operations Attributable to Common Stockholders	$16,931	$14,445
Adjustments:
Straight-Line Rent Adjustment	(440)	(573)
Other Depreciation and Amortization	—	(1)
Amortization of Loan Costs, Discount on Convertible Debt, and Capitalized Interest	341	367
Non-Cash Compensation	1,406	1,283
Adjusted Funds From Operations Attributable to Common Stockholders	$18,238	$15,521

FFO Attributable to Common Stockholders per Common Share - Diluted	$0.55	$0.47
Core FFO Attributable to Common Stockholders per Common Share - Diluted	$0.52	$0.46
AFFO Attributable to Common Stockholders per Common Share - Diluted	$0.56	$0.49

Supplemental Disclosure:
PIK Interest Earned	$8	$—
PIK Interest Paid	—	—
PIK Interest Earned in Excess of PIK Interest Paid	$8	$—

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Same-Property NOI Reconciliation

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2026	2025
Net Income Attributable to the Company	$6,205	$2,261
Provision for Impairment and Adjustment to CECL Reserve	(321)	—
Depreciation and Amortization	15,956	14,364
Amortization of Intangibles to Lease Income	910	449
Straight-Line Rent Adjustment	440	573
Accretion of Tenant Contribution	13	13
Interest Expense	7,271	6,136
General and Administrative Expenses	5,077	4,683
Investment and Other Income	(3,243)	(575)
Income Tax Expense	60	51
Management Fee Income	(1,349)	(1,178)
Interest Income From Commercial Loans and Investments	(3,244)	(2,961)
Other Non-Recurring Items (1)	(191)	(110)
Less: Impact of Properties Not Owned for the Full Reporting Period	(6,790)	(3,596)
Same-Property NOI	$20,794	$20,110
Less: Same Property NOI for Other Properties	(559)	(1,164)
Same-Property NOI for Shopping Centers	$20,235	$18,946

(1)	Includes non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items.

CTO Realty Growth, Inc.

Non-GAAP Financial Measures

Reconciliation of Net Debt to Pro Forma Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended
	March 31, 2026
Net Income Attributable to the Company	$6,205
Depreciation and Amortization of Real Estate	15,938
Provision for Impairment and Adjustment to CECL Reserve	(321)
Unrealized Gain & Realized Loss on Investment Securities	(2,103)
Distributions to Preferred Stockholders	(1,878)
Amortization of Intangibles to Lease Income	(910)
Straight-Line Rent Adjustment	(440)
Amortization of Loan Costs and Capitalized Interest	341
Non-Cash Compensation	1,406
Other Non-Recurring Items (1)	(601)
Interest Expense, Net of Amortization of Loan Costs	6,930
Adjusted EBITDA	$24,567

Annualized Adjusted EBITDA	$98,268
Pro Forma Annualized Impact of Current Quarter Investments and Dispositions, Net (2)	1,585
Pro Forma Adjusted EBITDA	$99,853

Total Long-Term Debt	$649,532
Financing Costs, Net of Accumulated Amortization	2,268
Cash and Cash Equivalents	(8,282)
Net Debt	$643,518

Net Debt to Pro Forma Adjusted EBITDA	6.4	x
(1)	Includes non-recurring items such as termination fees, forfeitures of tenant security deposits, and other non-recurring items.
(2)	Reflects the pro forma annualized impact on Annualized Adjusted EBITDA of the Company’s investments and disposition activity during the three months ended March 31, 2026.